Exhibit 10.3

MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT is made this March 31, 2024 (the “Effective Date”), by and between Hookipa Biotech GmbH, an Austrian corporation, having its principal place of business at St Marx Vienna BioCenter: Helmut-Qualtinger-Gasse 2, 1030 Vienna, Austria ("HOOKIPA"), and Malte Peters, M.D., having its principal place of business at [ADDRESS] (“CONSULTANT”), (each Party hereinafter referred to as a “Party” and both Parties collectively referred to as the “Parties”).

WHEREAS, HOOKIPA and the CONSULTANT entered into the consultancy service agreement effective as of September 15, 2023 (hereinafter, the “Agreement”); and

WHEREAS, in accordance with this Mutual Termination Agreement, the Parties now wish to terminate the Agreement as of the Effective Date.

NOW THEREFORE, in consideration of the mutual covenants and promises herein and therein, HOOKIPA and the CONSULTANT agree as follows:

1.The Agreement shall be terminated effective as of March 31, 2024.

2.Neither Party hereby releases the other from its obligations under the Agreement to hold in confidence the confidential information provided by the other Party or its agents or representatives in accordance with the terms of the Agreement. In addition, the Parties acknowledge and agree that the provisions of the Agreement relating to the ownership and use of intellectual property shall survive its termination.

3.This Mutual Termination Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and merges and supersedes all prior representation and communications, whether oral or written, between the Parties relating thereto.

4.Any dispute arising hereunder shall be resolved in accordance with the dispute resolution provisions in the Agreement.

5.All capitalised words and expressions used in this Mutual Termination Agreement that are not expressly defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, HOOKIPA and the CONSULTANT have executed this Mutual Termination Agreement on the Effective Date.

HOOKIPA Biotech GmbH		Malte Peters, M.D.

By:		By:
NAME:	Joern Aldag	NAME:	Malte Peters, M.D.
TITLE:	CEO
Date:	13/03/2024	Date:	13/03/2024

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